BYLAWS
OF
WEATHERFORD INVESTMENT INC.

(a Delaware corporation)

Adopted as of **January 15, 2017**

ARTICLE 1

OFFICES

1.1 REGISTERED OFFICE

The corporation shall maintain a registered office and registered agent in the State of Delaware. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

1.2 OTHER OFFICES

The corporation may also have offices at such other places both within or outside the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

1.3 BOOKS AND RECORDS

Books and records of the corporation may be kept at the corporation's headquarters or such other location or locations, within or outside the State of Delaware, as may from time to time be designated by the board of directors.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1 ANNUAL MEETINGS

An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or as set by the chief executive officer of the corporation.

2.2 SPECIAL MEETINGS

Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or outside the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by one or more members of the board of directors or the chief executive officer and shall be called by the chief executive officer upon the written request of holders of shares entitled to cast not less than 50% of the outstanding shares of any series or class of the corporation's capital stock.

2.3 PLACE OF MEETINGS

The board of directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is

made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

2.4 NOTICE OF MEETINGS

Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary and, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

2.5 QUORUM

Except as otherwise provided by applicable law or by the certificate of incorporation of the corporation (the "Certificate of Incorporation"), the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the meeting shall constitute a quorum at a meeting of stockholders. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if entitled to vote together as a single class upon a particular election or question. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.6 until a quorum shall be present or represented.

2.6 ADJOURNED MEETINGS

When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7 VOTE REQUIRED

When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the meeting shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

2.8 VOTING RIGHTS

Except as otherwise provided by the General Corporation Law of the State of Delaware (the "DGCL") or by the Certificate of Incorporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

2.9 PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

No proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. No shares may be represented or voted under a proxy that has been found to be invalid or irregular. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.

2.10 ACTION BY WRITTEN CONSENT OR ELECTRONIC TRANSMISSION

Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken by written consent without a meeting, without prior notice and without a vote, if consented to in writing and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall set forth the action so taken and bear the signatures of the stockholders who signed the consent and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested or by electronic transmission; *provided, however*, that no consent delivered by certified or registered mail shall be deemed delivered until such consent is actually received at the registered office. All consents properly delivered in accordance with this Section 2.10 shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this Section 2.10, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

2.11 RECORD DATE

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

(b) If the board of directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the corporation.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; *provided, however*, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE 3

DIRECTORS

3.1 MANAGEMENT OF AFFAIRS OF CORPORATION

The property and business of the corporation shall be managed by or under the direction of its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not reserved exclusively to the stockholders by law, the Certificate of Incorporation or these Bylaws.

3.2 NUMBER, ELECTION AND TERM OF OFFICE

The board of directors shall consist of one or more members, which number shall be fixed from time to time by action of the board of directors or the stockholders. Except as provided in Section 3.3, the directors shall be elected at the annual meeting of stockholders. Each director shall hold office until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal as hereinafter provided. Elections of directors need not be by written ballot unless the board of directors votes to require a written ballot. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors or by consent in writing signed by the holders of outstanding stock having not less than a majority of the votes of such stock.

3.3 NEWLY CREATED DIRECTORSHIPS AND VACANCIES

If, at any time other than the annual meeting of the stockholders, any vacancy occurs in the board of directors or new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office (even if less than a quorum) may choose a successor or fill the newly created directorship. Unless removed sooner, the director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

3.4 RESIGNATIONS

Any director may resign at any time by giving notice to the board of directors, the chairman of the board or the president in writing or by electronic transmission. Any such resignation shall take effect on the date of the receipt of the notice or at any later time specified in the notice. Acceptance of the resignation shall not be necessary to make it effective.

3.5 REMOVAL

Any director or the entire board of directors may be removed at any time, with or without cause, by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3.5 shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

3.6 REGULAR MEETINGS

Regular meetings of the board of directors, other than the annual meeting, may be held at such time and at such place as the board of directors may from time to time fix by resolution and no notice (other than the resolution) need be given as to any regular meeting.

3.7 SPECIAL MEETINGS

Special meetings of the board of directors may be called by the chairman of the board or the president and shall be called by the secretary at the request of any director, to be held at such time and place, either within or outside the State of Delaware, as shall be designated by the call and specified in the notice of such meeting.

3.8 NOTICE OF MEETINGS

Notice of any meetings of the board of directors shall be provided to each director pursuant to Article 7. If such notice is mailed, it shall be deposited in the United States mail, postage prepaid, at least three days before such meeting. If such notice is given by overnight courier, it shall be given to the overnight courier service for delivery at least two days before such meeting. If such notice is given personally or by electronic transmission, it shall be delivered or transmitted at least 24 hours before the time of the meeting. Except as otherwise provided by law or these Bylaws, meetings may be held at any time without notice if all of the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

3.9 QUORUM, REQUIRED VOTE AND ADJOURNMENT

Except as otherwise provided by law or these Bylaws: (a) at each meeting of the board of directors, the presence of not less than a majority of the total number of directors then in office (without regard to any then vacancies on the board) shall be necessary and sufficient to constitute a quorum for the transaction of business; and (b) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present.

3.10 COMMUNICATIONS EQUIPMENT

Unless otherwise restricted by the Certificate of Incorporation, any member of the board of directors or of any committee designated by the board may participate in a meeting of the directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

3.11 ACTION BY WRITTEN CONSENT

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all the then acting members of the board or of such committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board or committee. The filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

3.12 COMMITTEES

(a) The board of directors may designate one or more committees, each consisting of one or more directors. Each member of a committee shall serve for such term and the committee shall have and may exercise such duties, functions and powers as these Bylaws and the board of directors may provide, except as otherwise restricted by law.

(b) The board of directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the event that a member and that member's alternate, if alternates are designated by the board of directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

(c) Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action at the meeting.

3.13 WAIVER OF NOTICE AND PRESUMPTION OF ASSENT

Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless (a) his or her dissent is entered in the minutes of the meeting, (b) his or her written dissent to such action is filed with the person acting as the secretary of the meeting before the adjournment thereof or (c) his or her written dissent to such action is forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

3.14 FEES AND COMPENSATION OF DIRECTORS

Directors shall not receive any stated salary for their services as such, but by resolution of the board of directors a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board of directors. Members of the board of directors shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing in these Bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE 4

OFFICERS

4.1 OFFICES AND OFFICIAL POSITIONS

The officers of the corporation shall be elected by the board of directors and may consist of a president, a secretary, a chairman, a chief executive officer, a chief financial officer, a treasurer, one or more vice presidents, and such assistant secretaries, assistant treasurers, and other officers as the board of directors shall determine. Any number of offices may be held by the same person. The board of directors may choose not to fill any office for any period as it may deem advisable. None of the officers need be a director, a stockholder of the corporation or a resident of Delaware. The officers of the corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time shall be conferred by these Bylaws or the board of directors.

4.2 ELECTION AND TERM OF OFFICE

The board of directors shall elect the officers of the corporation at its annual meeting. If the election of officers is not held at such meeting, the election shall be held at a regular or special meeting of the board of directors as soon thereafter as may be convenient. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's death, resignation or removal.

4.3 RESIGNATION; REMOVAL

(a) Any officer of the corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) The board of directors may remove an officer at any time, either with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the officer.

4.4 VACANCIES

The board of directors may fill a vacancy in any office for the unexpired portion of the term.

4.5 CHAIRMAN OF THE BOARD

The chairman of the board, if a chairman of the board has been elected pursuant to Section 4.1, and is serving, shall be a member of the board, may be an officer of the corporation and, if present, shall preside at all meetings of the stockholders and the board of directors. The chairman of the board shall perform such other duties and have such other powers as the board of directors may from time to time assign to him or her. The chairman may sign with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.

4.6 CHIEF EXECUTIVE OFFICER

In the absence of the chairman of the board or if a chairman of the board shall have not been elected, the chief executive officer shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these Bylaws.

4.7 PRESIDENT

The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all of the restrictions of the chief executive officer. The president shall also perform such other duties and have such other powers as the board of directors, the chief executive officer or these Bylaws may, from time to time, prescribe. The president may sign, with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.

4.8 VICE PRESIDENTS

In the absence of the president, at the president's request or in the event of the president's inability or refusal to act, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors or the president shall perform all duties of the president, including the duties of the chairman of the board if and as assumed by the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties, not inconsistent with applicable laws, these Bylaws or action of the board of directors, as the board of directors or the president may from time to time assign to them. Any vice president may sign, with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.

4.9 SECRETARY

The secretary shall: (a) keep the minutes of the meetings of the stockholders, the board of directors and committees of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the secretary by such stockholder, director or member; (e) sign with the chairman of the board, the president or a vice president, certificates for shares of stock of the corporation the board of directors has authorized for issuance; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as

the board of directors, the chairman of the board or president may from time to time assign to the secretary. The secretary may delegate such details of the performance of duties of the secretary's office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.

4.10 TREASURER

The treasurer shall: (a) be responsible to the board of directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with these Bylaws; (c) disburse the funds of the corporation as ordered by the board of directors or the president or as otherwise required in the conduct of the business of the corporation; (d) render to the chief executive officer, president or the board of directors, upon request, an account of all his or her transactions as treasurer and on the financial condition of the corporation; and (e) in general, perform all duties incident to the office of treasurer and such other duties as the board of directors, the chairman of the board, the chief executive officer or the president may from time to time assign to the treasurer. The treasurer may delegate such details of the performance of duties of such office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the board of directors shall determine.

4.11 SALARIES

The salaries of the officers shall be fixed from time to time by the board of directors, by such officer as the board of directors shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a director of the corporation.

4.12 ABSENCE OR DISABILITY OF OFFICERS

In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer, any director or to any other person whom it may select.

ARTICLE 5

STOCK

5.1 CERTIFICATES OF STOCK

The shares of stock of the corporation shall be represented by certificates; *provided that* the board of directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If the shares are represented by certificates, such certificates shall be in a form approved by the board of directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by (a) the chairman of the board or the chief executive officer, or the president or a vice president and (b) the treasurer or an assistant treasurer, or the secretary or an assistant secretary. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar whose manual or facsimile signature has thus been used on any such certificate shall cease to be such officer, transfer agent or registrar before the certificate has been issued, the certificate may nevertheless be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. All certificates properly surrendered to the corporation for transfer shall be cancelled and, except as set forth in Section 5.2, no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares has been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer.

5.2 LOST, STOLEN OR DESTROYED CERTIFICATES

The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate issued by the corporation alleged to have been lost, stolen or destroyed, and the board of directors may also require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to provide the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of a new certificate or uncertificated shares.

5.3 TRANSFERS OF STOCK

Transfers of shares of stock shall be made only on the books of the corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation. In the case of certificated shares, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the corporation has notice applicable to the certificate or shares represented thereby, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the corporation.

5.4 STOCKHOLDERS OF RECORD

The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact of such shares. Accordingly, the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by Delaware law.

5.5 TRANSFER AGENTS AND REGISTRARS

The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE 6

INDEMNIFICATION

6.1 IN GENERAL

The corporation may indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee benefit plan fiduciary, agent or employee of the corporation or any predecessor of the corporation or serves or served at the request of the corporation or any predecessor of the corporation as a director, officer, employee benefit plan fiduciary agent, employee, trustee, manager or managing member of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity). The indemnification provided for in this Article Eighth shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and (a) shall continue as to a person who has ceased to be a director, officer, employee benefit plan fiduciary, agent or employee and (b) shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee benefit plan fiduciary, agent or employee of the corporation or any predecessor of the corporation or is or was serving at the request of the corporation or any predecessor of the corporation as a director, officer, employee benefit plan fiduciary agent, employee, trustee, manager or managing member of another corporation, partnership,

limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL. The right to indemnification conferred in this Article 6.1 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

6.2 MERGER OR CONSOLIDATION

For purposes of this Article 6, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employee benefit plan fiduciaries, agents or employees, so that any person who is or was a director, officer, employee benefit plan fiduciary, agent or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee benefit plan fiduciary agent, employee, trustee, manager or managing member of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity), shall stand in the same position under this Article 6 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE 7

NOTICE

7.1 MANNER OF NOTICE

Whenever under law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, director or member of any committee of the board of directors, it shall not be construed to require personal delivery. Such notice also may be given in writing by depositing it in the United States mail (postage prepaid), by express overnight courier, or by facsimile or other electronic transmission. For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process.

7.2 NOTICE TO STOCKHOLDERS BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the corporation, or the transfer agent or other person responsible for giving of notice; *provided, however*, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

7.3 EFFECTIVENESS OF NOTICE

Notice given by mail shall be deemed to be given at the time it is deposited in the United States mail. Notice given by overnight courier service shall be deemed to be given when delivered to the overnight courier service for delivery. Notice given by facsimile or other electronic transmission shall be deemed given: (a) if by facsimile transmission, when directed to a number at which recipient has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice;

(c) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The requirement for notice shall be deemed satisfied, except in the case of a stockholder meeting with respect to which written notice is required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these Bylaws.

7.4 WAIVER OF NOTICE

Whenever under law, the Certificate of Incorporation or these Bylaws notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE 8

GENERAL PROVISIONS

8.1 FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.

8.2 CORPORATE SEAL

The board of directors may adopt a corporate seal inscribed with the name of the corporation and the words "CORPORATE SEAL" and "DELAWARE" and/or otherwise in the form approved by the board of directors.

8.3 CHECKS, DRAFTS OR ORDERS

All checks, drafts or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

8.4 LOANS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 8.4 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

8.5 AMENDMENTS

These Bylaws may be amended, altered, changed, modified or repealed and new bylaws adopted at any meeting of the board of directors. The fact that the power to amend, alter, change, modify or repeal these Bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.